Exhibit 10.1

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of September 30, 2013, is entered into among Joe’s Jeans, Inc., a Delaware corporation (the “Company”), and the parties identified as “Investors” on the signature pages hereto and any party identified on the signature page of any Joinder Agreement executed and delivered pursuant to Section 2.9 (each, including the Investors, a “Holder” and collectively, the “Holders”).  Capitalized terms used but not otherwise defined herein are defined in Section 1.1.

W I T N E S S E T H

WHEREAS, the Investors have, pursuant to the terms of the Stock Purchase Agreement dated as of July 15, 2013 by and among the Company, each of the Investors and certain other parties thereto (the “Stock Purchase Agreement”), agreed to sell to the Company shares of common stock and preferred stock of Hudson Clothing Holdings, Inc. (“Hudson”).

WHEREAS, the Investors received the Buyer Notes (as defined in the Stock Purchase Agreement) as consideration for their shares of Hudson, which Buyer Notes are convertible into Common Stock on the terms set forth in the Buyer Notes.

WHEREAS, the execution and delivery of this Agreement by the Company and each of the Investors is a condition to the consummation of the transactions contemplated by the Stock Purchase Agreement.

NOW, THEREFORE, in consideration of the premises, and the mutual covenants and agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.1            Definitions

Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings set forth below:

“Adverse Effect” has the meaning set forth in Section 2.1(e).

“Advice” has the meaning set forth in Section 2.6.

“Affiliate” has the meaning set forth in the Stock Purchase Agreement.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Board” means the board of directors of the Company.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

“Common Stock” means the common stock of the Company, par value $.10 per share, as constituted on the date hereof, any such stock into which such Common Stock shall have changed or any stock resulting from any reclassification of such Common Stock and any shares of any class of the Company’s common stock issued with respect to shares of Common Stock by way of stock split, stock dividend or other recapitalization.

“Company” has the meaning set forth in the preamble to this Agreement and will include any successors thereto pursuant to Section 2.11.

“Covered Persons” has the meaning set forth in Section 2.8(a).

“Demand Registration” has the meaning set forth in Section 2.1(a)(i).

“Demand Request” has the meaning set forth in Section 2.1(a)(i).

“Demanding Stockholder” has the meaning set forth in Section 2.1(a)(i).

“Disclosure Package” means, with respect to any offering of securities, (i) the preliminary prospectus and (ii) each Issuer Free Writing Prospectus.

“Effectiveness Period” has the meaning set forth in Section 2.1(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

“Excluded Registration” means a registration under the Securities Act of (i) securities on Form S-8 or any similar successor form or (ii) securities to effect the acquisition of, or combination with, another Person registered on Form S-4 or any similar successor form.

“Fireman” means Fireman Capital CPF Hudson Co-Invest LP and its Affiliates.

“Governmental Authority” means any international, supranational or national government, any state, provincial, local or other political subdivision thereof; any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government; any court, tribunal or arbitrator; any self-regulatory organization; or any securities exchange or quotation system.

“Holder” has the meaning set forth in the preamble to this Agreement.

“Hudson” has the meaning set forth in the recitals to this Agreement.

“Inspectors” has the meaning set forth in Section 2.5(l).

“Investors” has the meaning set forth in the preamble to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus” as defined in Rule 433 promulgated under the Securities Act.

“Long-Form Registration” shall mean any Demand Registration that will be made on Form S-1 or any successor form or equivalent form under the Securities Act.

“Joinder Agreement” has the meaning set forth in Section 2.9.

“Material Disclosure Event” means, as of any date of determination, any event relating to the Company or any of its Subsidiaries that the Board reasonably determines in good faith, after consultation with outside counsel to the Company, (i) would require disclosure of material, non-public information in any registration statement or related prospectus including Registrable Shares (including documents incorporated by reference therein) so that such registration statement would not be materially misleading or otherwise not in compliance with applicable securities laws, (ii) would not otherwise be required to be publicly disclosed by the Company at that time in a periodic report to be filed with or furnished to the SEC under the Exchange Act but for the filing of such registration statement or related prospectus and (iii) if publicly disclosed at the time of such event, could reasonably be expected to have a material adverse effect on the business, financial condition, prospects or results of operations of the Company and its Subsidiaries or would materially adversely affect a pending or proposed material acquisition, merger, recapitalization, consolidation, reorganization, financing or similar transaction, or negotiations with respect thereto.

“Notice” has the meaning set forth in Section 4.8(a).

“Party” means any party to this Agreement.

“Person” or “person” means any natural person, firm, limited liability company, general or limited partnership, association, corporation, company, joint venture, trust, Governmental Authority or other entity.

“Piggyback Registration” has the meaning set forth in Section 2.2(a).

“Records” has the meaning set forth in Section 2.5(l).

“register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registrable Shares” means (i) any and all shares of Common Stock issued or issuable with respect to the Buyer Notes owned by the Holders and (ii) any and all shares of Common Stock issued or issuable with respect to the Registrable Shares by way of stock dividend or a stock split or in connection with any combination of shares, recapitalization, merger, consolidation or other reorganization; provided that Registrable Shares shall cease to be Registrable Shares as set forth in Section 3.1.

“Requesting Holders” shall mean any Holder or Holders requesting to have its or their Registrable Shares included in any Demand Registration or Shelf Registration.

“Required Filing Date” has the meaning set forth in Section 2.1(a)(ii).

“Rule 144” means Rule 144 promulgated under the Securities Act, as the same may be amended from time to time, and any successor or similar rule or regulation hereafter adopted by the SEC.

“SEC” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

“Shelf Registration” has the meaning set forth in Section 2.1(b).

“Short-Form Registration” shall mean any Demand Registration that will be made on Form S-3 or any successor form or equivalent form under the Securities Act.

“Stock Purchase Agreement” has the meaning set forth in the recitals to this Agreement.

“Subsidiaries” means any other Person (a) in which the Company owns, directly or indirectly, fifty percent (50%) or more of the securities or other ownership interests of such other Person, (b) in which the Company owns, directly or indirectly, securities or other ownership interests having ordinary voting power to elect a majority of the board of managers or directors, or other persons performing similar functions, of such other Person or (c) the management of which is otherwise controlled, directly or indirectly, by the Company.

“Suspension Notice” has the meaning set forth in Section 2.6.

“Suspension Period” has the meaning set forth in Section 2.6.

Section 1.2            Headings

Headings shall be ignored in construing this Agreement.

Section 1.3            Singular, plural, gender

References to one gender include all genders and references to the singular include the plural and vice versa.

Section 1.4            Recitals and Sections

References to this Agreement shall include the Recitals to it and references to Sections are to Sections of this Agreement.

Section 1.5            Information

References to books, records or other information mean books, records or other information in any form including paper, electronically stored data, magnetic media, film and microfilm.

Section 1.6            Interpretation

Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  This Agreement shall be construed as if it is drafted by all the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement if an ambiguity or question of intent or interpretation arises.

ARTICLE 2
REGISTRATION RIGHTS

Section 2.1            Demand Registration

(a)                                 Request for Registration

(i)                                     On each of the 15 month and 18 month anniversaries of the date of this Agreement, the Company shall deliver written notice to the Holders that, beginning on the 15 month anniversary of the date of this Agreement, the Holders have the right to demand registration for the resale of their Registrable Shares pursuant to this Section 2.1. At any time following the 20 month anniversary of the date of this Agreement (or, in the case of Fireman, the 10 month anniversary of the date of this Agreement), any Holder or group of Holders that, together with its or their Affiliates, holds more than twenty percent (20%) of the Registrable Shares (collectively, a “Demanding Stockholder”) shall have the right to require the Company to prepare and file a registration statement on Form S-1 or S-3 or any similar form or successor to such forms under the Securities Act, or any other appropriate form under the Securities Act or the Exchange Act for the resale of all or part of its Registrable Shares (a “Demand Registration”), by delivering to the Company written notice stating that such right is being exercised, naming the Demanding Stockholder(s) whose Registrable Shares are to be included in such registration, specifying the aggregate number of the Demanding Stockholder’s Registrable Shares to be included in such registration and, subject to Section 2.1(c) hereof, and describing the intended method of distribution thereof to the extent then known (a “Demand Request”).  The Demanding Stockholders hereunder shall collectively have the right to require up to two (2) Long-Form Registrations and an unlimited number of Short-From Registrations.  The number of Demand Registrations in the form of a Shelf Registration (as defined below) shall be unlimited.

(ii)                                  Subject to Section 2.1(f), the Company shall prepare and file the registration statement in respect of a Demand Registration as soon as practicable and, in any event, within ninety (90) days after receiving a Demand Request (the “Required Filing Date”) on any form for which the Company then qualifies, and which form shall be available for the resale of the Registrable Shares in accordance with the intended methods of distribution thereof, and shall use its commercially reasonable efforts to cause the same to be declared effective by the SEC as promptly as practicable after such filing; provided that:

(A)                               other than a Shelf Registration, the Company shall not be obligated to effect a Demand Registration pursuant to this Section 2.1(a) within ninety (90) days after the effective date of a previous Demand Registration; and

(B)                               the Company shall not be obligated to effect a Demand Registration pursuant to this Section 2.1(a) unless the Demand Request is for a number of Registrable Shares with an expected market value that is equal to at least (x) $9 million as of the date of such Demand Request with respect to any Long-Form Registration or (y) $3.5 million as of the date of such Demand Request with respect to any Short-Form Registration.

(b)                                 Shelf Registration

With respect to any Demand Registration, subject to the availability of a registration statement on Form S-3 (or any successor form), the Company shall, upon written request from a Demanding Stockholder, effect as soon as practicable and, in any event, within one hundred and five (105) days after receiving a Demand Request, a registration statement providing for the offer and resale of all Registrable Shares in a continuous offering pursuant to Rule 415 under the Securities Act (or any successor rule) with a plan of distribution acceptable to the Holders and suitable for use for the manner of distribution specified by the Holders (a “Shelf Registration”), and, thereafter, shall use its commercially reasonable efforts to cause such registration statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof, but in any event prior to the two (2) year anniversary of the date of this Agreement. Such Shelf Registration shall cover, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Shares. The Company shall use commercially reasonable efforts to keep such Shelf Registration continuously effective under the Securities Act until such date as is the earlier of (i) the date when all Registrable Shares covered by such Shelf Registration have been sold or (ii) the date on which the entire amount of all Registrable Shares is available to be sold in a single sale without any restriction pursuant to Rule 144 as determined by the counsel to the Company pursuant to a written opinion letter, addressed to the Company’s transfer agent to such effect (the “Effectiveness Period”). During the Effectiveness Period, the Company shall supplement or make amendments to such Shelf Registration, if required by the Securities Act or if reasonably requested by the Holders or an underwriter of the Registrable Shares (whether or not required by the form on which the Registrable Shares are being registered), including to reflect any specific plan of distribution or method of sale, and shall use its commercially reasonable efforts to have such supplements and amendments declared effective, if required, as soon as practicable after filing. If at any time and for any reason an additional registration statement for the Shelf Registration is required to be filed for any reason, then the Company shall have forty (40) Business Days to file such additional registration statement, and the Company shall use commercially reasonable efforts to cause such additional registration statement to be declared effective by the SEC as soon as possible, but in no event later than one hundred and five (105) days thereafter.

(c)                                  Selection of Underwriters

At the request of the Demanding Stockholder(s) making a Demand Request, the offering of Registrable Shares pursuant to such Demand Registration, including pursuant to a Shelf Registration that is a Demand Registration, shall be in the form of a “firm commitment” underwritten offering. The Demanding Stockholders making such Demand Request shall select (i) the investment banking firm or firms to manage the underwritten offering and (ii) counsel to the Requesting Holders; provided that, in the case of clause (i), such selection shall be subject to the consent of the Company, which consent shall not be unreasonably withheld or delayed.  No Holder may participate in any underwritten registration pursuant to Section 2.1(a) unless such Holder (x) agrees to sell such Holder’s Registrable Shares on the basis provided in any underwriting agreement described above as agreed upon by the Company and accepts the underwriters selected in accordance with the procedures described in this Section 2 and (y) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required by the managing underwriters under the terms of such underwriting agreements; provided that no such Holder shall be required to make any representations or warranties, or give any indemnities, in connection with any such registration other than representations and warranties, or indemnities, as to (i) such Holder’s ownership of his, her or its Registrable Shares to be transferred free and clear of all liens, claims, and encumbrances created by such Holder, (ii) such Holder’s power and authority to effect such transfer, and (iii) the accuracy and completeness of statements made in a registration statement, prospectus or other document in reliance upon, and in conformity with, written information prepared and furnished to the Company or the managing underwriter(s) by such Holder pertaining exclusively to such Holder; provided, further that any obligation of such Holder to indemnify any Person pursuant to any such underwriting agreement shall be several, not joint and several, among such Holders selling Registrable Shares, and such liability shall be limited to the net amount received by such Holder from the sale of his, her or its Registrable Shares pursuant to such registration (which amounts shall include the amount of cash or the fair market value of any assets, including Common Stock, received in exchange for the sale or exchange of such Registrable Shares or that are the subject of a distribution), and the relative liability of each such Holder shall be in proportion to such net amounts.

(d)                                 Rights of Nonrequesting Holders

Upon receipt of any Demand Request, the Company shall promptly (but in any event within ten (10) days) give written notice of such proposed Demand Registration to all other Holders of Registrable Shares, who shall have the right, exercisable by written notice to the Company within twenty (20) days of their receipt of the Company’s notice, to elect to include in such Demand Registration such portion of their Registrable Shares as they may request, so long as such Registrable Shares are proposed to be disposed of in accordance with the method or methods of disposition requested pursuant to this Section 2.1.  All Holders requesting to have their Registrable Shares included in a Demand Registration in accordance with the preceding sentence together with all Demanding Stockholders shall be deemed to be “Requesting Holders” for purposes herein.

(e)                                  Priority on Demand Registrations

If the managing underwriters (or, in an offering that is not underwritten, a nationally recognized investment bank) shall advise the Company and the Requesting Holders in writing that the number of securities proposed to be included in a Demand Registration is sufficiently large to cause an adverse effect on the price, timing or distribution of any such offering, based on market conditions or otherwise (an “Adverse Effect”), the Company shall include in such registration, to the extent of the number of securities which the Company is advised can be sold in such offering (unless with respect to (i) and (ii) waived by the Demanding Stockholders in their sole discretion) (i) first, all of the Registrable Shares being sold for the account of the Demanding Stockholders, pro rata among the Demanding Stockholders based on the number of Registrable Shares requested to be included in such registration by such Demanding Stockholders, (ii) second, the Registrable Shares held by other Requesting Holders, pro rata among the holders of such Registrable Shares based on the number of Registrable Shares requested to be included in such registration held by such other Requesting Holders, and (iii) third, other securities to be sold by the Company for its own account.

(f)                                   Deferral of Filing

The Company may defer the filing (but not the preparation) of a registration statement required by this Section 2.1 until after the Required Filing Date (i) for a period not to exceed one hundred eighty (180) days, if, at the time the Company receives the Demand Request, there exists a Material Disclosure Event, or (ii) for a period not to exceed one hundred eighty (180) days, if, at the time the Company receives the Demand Request, the Board determines in good faith in its reasonable judgment that such Demand Registration would (A) materially and adversely interfere with a significant acquisition, corporate organization or other similar transaction involving the Company or (B) render the Company unable to comply with requirements under the Securities Act or Exchange Act.  A deferral of the filing of a registration statement pursuant to the first sentence of this Section 2.1(f) shall be lifted, and the requested registration statement shall be filed forthwith, if, in the case of a deferral pursuant to clause (i) of the preceding sentence, the Material Disclosure Event is disclosed or terminated, or, in the case of a deferral pursuant to clause (ii)(A) of the preceding sentence, the acquisition, corporate organization or similar transaction is abandoned, or, in the cause of a deferral pursuant to clause (ii)(B) of the preceding sentence, such Demand Registration would no longer render the Company unable to comply with the Requirements under the Securities Act or the Exchange Act; provided, however, that in no event shall a deferral of the filing of a registration statement pursuant to the first sentence of this Section 2.1(f) exceed one hundred eighty (180) days.  In order to defer the filing of a registration statement pursuant to the first sentence of this Section 2.1(f), the Company shall promptly (but in any event within ten (10) days), upon determining to seek such deferral, deliver to each Requesting Holder a certificate signed by an executive officer of the Company stating that the Company is deferring such filing pursuant to this Section 2.1(f) and a general statement of the reason for such deferral and an approximation of the anticipated delay.  Within twenty (20) days after receiving such certificate, the Demanding Stockholder may withdraw such Demand Request by giving notice to the Company; if withdrawn, the Demand Request shall be deemed not to have been made for all purposes of this Agreement and the Company shall pay all expenses of such withdrawn Demand Registration in accordance with Section 2.7 hereof.  The Company may defer the filing of a particular registration statement pursuant to this Section 2.1(f) only once in any consecutive twelve (12)-month period; provided that any deferral pursuant to the first sentence of this Section 2.1(f) shall be deemed to be a “Suspension Period” for purposes of Section 2.6 and shall be subject to the limitations and obligations during Suspension Periods set forth in Section 2.6.  Each Holder agrees to keep confidential the fact that the Company has exercised its rights under this Section 2.1(f) and all facts and circumstances relating to such exercise until such information is made public by the Company.

(g)                                  Withdrawal and Cancellation

Any Requesting Holder may withdraw its Registrable Shares from a Demand Registration at any time prior to effectiveness and any Demanding Stockholder shall have the right to cancel a proposed Demand Registration of Registrable Shares pursuant to this Section 2.1(g). Upon such cancellation, the Company shall cease all efforts to secure registration and such Demand Registration shall not be counted as a Demand Registration under this Agreement for any purpose so long as the Demanding Stockholder pay all expenses (including the expenses of the Company) of such cancelled Demand Registration; provided, that if, at the time of such cancellation, the Demanding Stockholder shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Demanding Stockholder at the time of the Demand Request and shall have immediately cancelled the Demand Registration due to such material adverse change, then the Demanding Stockholder shall not be required to pay any of such expenses and shall not forfeit its right to a Demand Registration pursuant to this Section 2.1.

(h)                                 Inclusion of Other Securities

In any registration requested pursuant to this Section 2.1, the Company shall not be permitted to register securities other than Registrable Shares for sale for the account of any Person (including the Company), unless permitted to do so by the written consent of the Holders of a majority of the Registrable Shares to be sold in such registration.

Section 2.2            Piggyback Registrations

(a)                                 Right to Piggyback

Each time the Company proposes to register any class of its common stock (other than pursuant to Section 2.1 or pursuant to an Excluded Registration) for sale to the public (whether for the account of the Company or the account of any security holder of the Company) (a “Piggyback Registration”), the Company shall give prompt written notice to each Holder of Registrable Shares not less than twenty (20) days prior to the anticipated filing date of the Company’s registration statement.  Such notice shall offer each such Holder the opportunity to include any or all of its Registrable Shares in such registration statement, subject to the limitations contained in Section 2.2(b) hereof.  Each Holder who desires to have its Registrable Shares included in such registration statement shall so advise the Company in writing (stating the number of shares desired to be registered) within fifteen (15) days after the receipt of such notice from the Company.  Subject to Section 2.2(b) below, the Company shall include in such registration statement all such Registrable Shares so requested to be included therein; provided that the Company may at any time withdraw or cease proceeding with any such registration if it shall at the same time withdraw or cease proceeding with the registration of all other equity securities originally proposed to be registered and shall provide each Requesting Holder with prompt written notice of such withdrawal or cessation; provided, further that any Holder shall have the right to withdraw such Holder’s request for inclusion of such Holder’s Registrable Shares in any registration statement pursuant to this Section 2.2(a) by giving written notice to the Company of such withdrawal ten (10) days prior to such registration statement becoming effective.

(b)                                 Priority on Piggyback Registrations

(i)                                     If a Piggyback Registration is an underwritten offering and was initiated by the Company, and if the managing underwriters advise the Company that the inclusion of Registrable Shares or other securities requested to be included in the registration statement would cause an Adverse Effect, then the Company shall be required to include in such registration statement, to the extent of the amount of securities that the managing underwriters advise may be sold without causing such Adverse Effect, (A) first, the securities the Company proposes to sell; (B) second, the Registrable Shares requested to be included in such registration by any Holder thereof pro rata among such Holders on the basis of the number of Registrable Shares requested to be registered by each such Holder; and (C) third, any other securities requested to be included in such registration. If, as a result of the provisions of this Section 2.2(b)(i), any Holder shall not be entitled to include all Registrable Shares in a registration that such Holder has requested to be so included, such Holder may withdraw such Holder’s request to include Registrable Shares in such registration statement.

(ii)                                  If a Piggyback Registration is an underwritten offering and was initiated by any of the other security holders of the Company (other than as set forth in Section 2.1) (the “Secondary Offering Securityholders”), and if the managing underwriters advise the Company that the inclusion of Registrable Shares and securities held by the Secondary Offering Securityholders and any other holders of piggyback registration rights requested to be included in the Registration Statement would cause an Adverse Effect, the Company shall be required to include in such registration statement, to the extent of the amount of securities that the managing underwriters advise may be sold without causing such Adverse Effect, (A) first, the other securities requested to be included by the Secondary Offering Securityholders, pro rata among such Secondary Offering Securityholders on the basis of the number of such other securities requested to be registered by each such Secondary Offering Securityholder; (B) second, the Registrable Shares requested to be included in such registration by any Holder thereof pro rata among such Holders on the basis of the number of Registrable Shares requested to be registered by each such Holder; and (C) third, any other securities requested to be included in such registration (including securities to be sold for the account of the Company).  If, as a result of the provisions of this Section 2.2(b)(ii), any Holder shall not be entitled to include all Registrable Shares in a registration that such Holder has requested to be so included, such Holder may withdraw such Holder’s request to include Registrable Shares in such registration statement.

(iii)                               Notwithstanding any of the foregoing, the provisions of Sections 2.2(b)(i) -(ii) shall not apply to a Piggyback Registration that is a Shelf Registration.

(iv)                              No Holder may participate in any registration statement in respect of a Piggyback Registration hereunder unless such Holder (x) agrees to sell such Holder’s Registrable Shares on the basis provided in any underwriting agreement in customary form approved by the Company and (y) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents, each in customary form, reasonably required by the managing underwriters under the terms of such underwriting agreements; provided that no such Holder shall be required to make any representations or warranties, or give any indemnities, in connection with any such registration other than representations and warranties, or indemnities, as to (i) such Holder’s ownership of his, her or its Registrable Shares to be transferred free and clear of all liens, claims, and encumbrances created by such Holder, (ii) such Holder’s power and authority to effect such transfer, and (iii) the accuracy and completeness of statements made in a registration statement, prospectus or other document in reliance upon, and in conformity with, written information prepared and furnished to the Company or the managing underwriter(s) by such Holder pertaining exclusively to such Holder; provided, further that any obligation of such Holder to indemnify any Person pursuant to any such underwriting agreements shall be several, not joint and several, among such Holders selling Registrable Shares, and such liability shall be limited to the net amount received by such Holder from the sale of his, her or its Registrable Shares pursuant to such registration (which amounts shall include the amount of cash or the fair market value of any assets, including shares of Common Stock, received in exchange for the sale or exchange of such Registrable Shares or that are the subject of a distribution), and the relative liability of each such Holder shall be in proportion to such net amounts.

(c)                                  Selection of Underwriters and Counsel

Subject to Section 2.1(c), if any Piggyback Registration is an underwritten offering initiated by the Company or another security holder of the Company, the Company or such other securityholder shall select an investment banking firm or firms to manage the offering.  The Holders of a majority of the Registrable Shares included in any Piggyback Registration shall have the right to select one (1) counsel for the Requesting Holders.

(d)                                 Effect on Demand Registrations

No registration of the Registrable Shares effected under this Section 2.2 shall relieve the Company of its obligation to effect a registration of Registrable Shares pursuant to Section 2.1. As of the date of this Agreement, the Company has not entered into any agreement providing any Person with registration rights with respect to securities of the Company that are more favorable in any respect than, or that otherwise would conflict with, the rights granted under this Article 2.  From and after the date of this Agreement, the Company shall not, with respect to the Company’s securities, enter into any agreement or arrangement, take any action, or permit any change to occur that violates or subordinates the rights expressly granted to the Holders in this Agreement.

Section 2.3            SEC Registration Statements

(a)                                 The Company shall use its commercially reasonable efforts to cause any Demand Registrations to be registered on Form S-3 (or any successor form), if applicable, once the Company becomes eligible to use Form S-3.  If the Company is not then eligible under the Securities Act to use Form S-3, such Demand Registrations shall be registered on the form for which the Company then qualifies.  The Company shall use its commercially reasonable efforts to become and remain eligible to use Form S-3.

(b)                                 All such registration statements shall comply with applicable requirements of the Securities Act, and, together with each prospectus included, filed or otherwise furnished by the Company in connection therewith, shall not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Section 2.4            Holdback Agreements

(a)                                 The Company agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, except pursuant to Excluded Registrations, during the seven (7) days prior to the effective date of any registration statement in connection with a Demand Registration or Piggyback Registration and thereafter until the date on which all of the Registrable Shares subject to such registration statement have been sold (not to exceed ninety (90) days, as required by the underwriters managing the offering, subject to extension in connection with any earnings release or other release of material information pursuant to FINRA Rule 2711(f) to the extent applicable) and (ii) if requested by the managing underwriters, to use commercially reasonable efforts to cause each director and executive officer to agree not to effect any public sale or distribution (including sales pursuant to Section 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted); provided that the foregoing described holdback shall not apply to the extent that the managing underwriters of such offering otherwise agree or, in the event a registration statement does not relate to an underwritten offering with respect to clause (i), if the holders of a majority of such Registrable Shares consent thereto.

(b)                                 If any Holders of Registrable Shares notify the Company in writing that they intend to effect an underwritten sale of Common Stock registered pursuant to a Shelf Registration, the Company agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for its equity securities, except pursuant to Excluded Registrations, during the seven (7) days prior to and during the ninety (90)-day period beginning on the filing of the prospectus supplement with respect to such offering (subject to extension in connection with any earnings release or other release of material information pursuant to FINRA Rule 2711(f) to the extent applicable); and (ii) if requested by the managing underwriters, to use commercially reasonable efforts to cause each director and executive officer to agree not to effect any public sale or distribution (including sales pursuant to Section 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted); provided that the foregoing described holdback shall not apply to the extent that the managing underwriters of such offering otherwise agree.

(c)                                  Each Holder of Registrable Shares agrees, in the event of an underwritten offering by the Company (whether for the account of the Company or otherwise), not to effect any public sale or distribution of any Registrable Shares, or any securities convertible into or exchangeable or exercisable for such Registrable Shares, including any sale pursuant to Rule 144 (except as part of such underwritten offering), during the seven (7) days prior to and ending up to ninety (90) days after the date of the final prospectus.

Section 2.5            Registration Procedures

Whenever any Holder has requested that any Registrable Shares be registered pursuant to this Agreement, the Company shall as expeditiously as possible, but subject to the other provisions of this Agreement:

(a)                                 prepare and file with the SEC by the Required Filing Date a registration statement on the appropriate form under the Securities Act with respect to such Registrable Shares and use its commercially reasonable efforts to cause such registration statement to become effective as soon as practicable after the initial filing thereof; provided that as far in advance as practicable before filing such registration statement or any amendment or supplement thereto or the prospectus used in connection therewith, the Company shall furnish to the selling Holders copies, the underwriters (if any) and counsel for the underwriters (if any) of reasonably complete drafts of all such documents prepared to be filed (including exhibits and documents that are to be incorporated by reference into the registration statement, amendment or supplement), and any such Holder, underwriter (if any) and their respective counsel shall have a reasonable opportunity to provide comments to any information contained therein, and the Company shall make any corrections or other amendments reasonably requested by such Holder or underwriter (if any), or their respective counsel, with respect to such information prior to filing any such registration statement, amendment or supplement;

(b)                                 except in the case of a Shelf Registration, prepare and file with the SEC such amendments, post-effective amendments, and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than one hundred and eighty (180) days (or such lesser period as is necessary for the underwriters in an underwritten offering to sell unsold allotments) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(c)                                  in the case of a Shelf Registration, prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares subject thereto during the Effectiveness Period;

(d)                                 furnish to each Holder selling Registrable Shares and the underwriters, if any, of the securities being registered such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), any documents incorporated by reference therein and such other documents as such Holder or underwriters may reasonably request in order to facilitate the disposition of the Registrable Shares owned by such Holder or the sale of such securities by such underwriters (it being understood that, subject to this Section 2.5 and the requirements of the Securities Act and applicable state securities laws, the Company consents to the use of the prospectus and any amendment or supplement thereto by each such Holder and the underwriters in connection with the offering and sale of the Registrable Shares covered by the registration statement of which such prospectus, amendment or supplement is a part);

(e)                                  use its commercially reasonable efforts to register or qualify such Registrable Shares under such other securities or “blue sky” laws of such jurisdictions as any Holder thereof or the managing underwriters reasonably request; use its commercially reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the period in which such registration statement is required to be kept effective; and do any and all other acts and things which may be reasonably necessary or advisable to enable each such Holder to consummate the disposition of the Registrable Shares owned by such Holder in such jurisdictions; provided that, except as may be required by the Securities Act, the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction where it is not at such time so subject or (iii) consent to general service of process in any such jurisdiction where it is not at such time so subject;

(f)                                   promptly notify each Holder of such Registrable Shares and each underwriter, if any, in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to a registration statement or any post-effective amendment, when the same has become effective; (ii) of the issuance by any state securities or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Shares under state securities or “blue sky” laws or the initiation or threat of initiation of any proceedings for that purpose; and (iii) if such registration statement or related prospectus, at the time it or any amendment thereto became effective or at any time such prospectus is required to be delivered under the Securities Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, upon the discovery by the Company of such material misstatement or omission or of the happening of any event as a result of which the Company believes there would be such a material misstatement or omission; provided that, in the case of clause (iii), promptly after delivery of such notice, the Company shall, as the case may be, (x) prepare and file with the SEC a post-effective amendment to such registration statement and use its commercially reasonable efforts to cause such amendment to become effective so that such registration statement, as so amended, shall not contain any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (y) prepare and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Shares, such prospectus shall not contain any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(g)                                  permit (i) any selling Holder that, in such Holder’s reasonable judgment, may be deemed to be an underwriter or a controlling person of the Company (in each case, within the meaning of the Securities Act) and (ii) any selling Holder holding, or representing Holders of, a majority of the Registrable Shares included in such registration statement, to participate in the preparation of such registration statement or related prospectus and reasonably incorporate any information about such Holder furnished to the Company by such Holder that, in the reasonable judgment of the Company, should be included;

(h)                                 make reasonably available senior management of the Company, as selected by the Holders of a majority of the Registrable Shares included in such registration, to assist in the marketing of the Registrable Shares covered by such registration, including the participation of such members of the Company’s senior management in road show presentations and other customary marketing activities, including “one on one” meetings with prospective purchasers of the Registrable Shares to be sold in the underwritten offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto, in each case to the same extent as if the Company were engaged in a primary registered offering of its capital stock; provided that such assistance does not unduly interfere with the normal operations of the Company in the ordinary course of business, consistent with past practice;

(i)                                     otherwise (i) comply in all material respects, or continue to comply in all material respects with, all applicable rules and regulations of the SEC, including the Securities Act and the Exchange Act, (ii) make and keep public information available, as those terms are understood and defined in Rule 144(c)(1) or any similar or analogous rule promulgated under the Securities Act, at all times during the term of this Agreement, (iii) file with the Commission, in a timely manner, all reports and other documents required of the Company under the Exchange Act and (iv) use commercially reasonable efforts to make generally available to the Company’s security holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder, as soon as reasonably practicable, but no later than thirty (30) days after the end of the twelve (12)-month period beginning with the first day of the Company’s first fiscal quarter commencing after the effective date of a registration statement, which earnings statement shall cover said twelve (12)-month period; provided that such requirement shall be deemed satisfied if the Company timely files complete and accurate information on Forms 10-Q, 10-K and 8-K under the Exchange Act as required thereby and otherwise complies with Rule 158 under the Securities Act;

(j)                                    in the case of an underwritten offering, if requested by the managing underwriters or any selling Holder, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters or such selling Holder reasonably requests to be included therein, including with respect to the Registrable Shares being sold by such selling Holder, the purchase price being paid therefor by the underwriters and with respect to any other terms of the underwritten offering of the Registrable Shares to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;

(k)                                 cooperate with the selling Holders and the managing underwriters to facilitate the timely preparation and delivery of certificates representing securities sold under any registration statement, which certificates shall not bear any restrictive legends unless required under applicable law, and enable such securities to be in such denominations and registered in such names as the managing underwriters or such selling Holders may request and keep available and make available to the Company’s transfer agent prior to the effectiveness of such registration statement a supply of such certificates;

(l)                                     promptly make available for inspection by any selling Holder and any underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or representative retained by any such selling Holder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such Inspector in connection with such registration statement; provided that, unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Company shall not be required to provide any information under this subparagraph (l) if (i) the Company reasonably determines in good faith, after consultation with outside counsel, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (ii) if either (A) the Company has requested and been granted from the SEC confidential treatment of such information contained in any filing with the SEC or documents provided supplementally or otherwise or (B) the Company reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing, unless prior to furnishing any such information with respect to clause (ii) such selling Holder requesting such information agrees to enter into a confidentiality agreement in customary form and subject to customary exceptions; and provided, further that each selling Holder agrees that it shall, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential;

(m)                             furnish to each selling Holder and the underwriter, if any, copies of (i) an opinion or opinions of counsel to the Company and updates thereof covering the matters customarily covered in opinions requested in underwritten offerings, and (ii) a comfort letter or comfort letters and updates thereof from the Company’s independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions and comfort letters by underwriters in connection with underwritten offerings as the selling Holders of a majority of the Registrable Shares included in such offering or the underwriters therefor reasonably request;

(n)                                 cause the Registrable Shares included in any registration statement to be listed on each securities exchange or national quotation system, if any, on which similar securities issued by the Company are then listed or quoted, and cause to be satisfied all requirements and conditions of such securities exchange or national quotation system to the listing or quoting of such securities that are reasonably within the control of the Company;

(o)                                 provide a transfer agent and registrar for all Registrable Shares registered hereunder not later than the effective date of the registration statement related thereto;

(p)                                 use its commercially reasonable efforts to cause Registrable Shares covered by such registration statement to be registered with or approved by such other Governmental Authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Shares;

(q)                                 promptly notify each selling Holder promptly of any written comments by the SEC or any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

(r)                                    if applicable, enter into an underwriting agreement for such offering, such agreement to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to that offering, including indemnities and contribution to the effect and to the extent provided in Section 2.8 and the provision of opinion of counsel and accountants’ letters to the effect and to the extent provided in Section 2.5(n) and enter into any other such customary agreements and take all such other actions as the Holders of a majority of the Registrable Shares covered by the registration statement or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Shares.  The selling Holders shall be parties to any such underwriting agreement, and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such selling Holders;

(s)                                   make every reasonable effort to prevent the entry of any order suspending the effectiveness of the registration statement and, in the event of the issuance of any such stop order, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any security included in such registration statement for sale in any jurisdiction, the Company shall use commercially reasonable efforts promptly to obtain the withdrawal of such order;

(t)                                    provide a CUSIP number for all Registrable Shares not later than the effective date of the registration statement with respect thereto;

(u)                                 in connection with an underwritten offering, make such representations and warranties to the selling Holders of such Registrable Shares and the underwriters with respect to the Registrable Shares and the registration statement as are customarily made by issuers to underwriters in primary underwritten offerings and deliver such documents and certificates as may be reasonably requested by each seller of Registrable Shares covered by the registration statement and by the underwriters to evidence compliance with such representations and warranties and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company; and

(v)                                 advise each selling Holder, promptly after it shall receive notice or obtain knowledge thereof, of the issuance or threat of issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

Section 2.6            Suspension of Dispositions

Each Holder agrees by acquisition of any Registrable Shares that, upon receipt of any notice (a “Suspension Notice”) from the Company of the happening of any Material Disclosure Event and an approximation of the anticipated delay, such Holder shall promptly discontinue such Holder’s disposition of Registrable Shares (but such Holder may settle any such sales of Registrable Shares) until such Holder’s receipt of the copies of the supplemented or amended prospectus, or until it is advised in writing by the Company (the “Advice”) that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the prospectus, and, if so directed by the Company, such Holder shall deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Shares current at the time of receipt of such notice.  In the event the Company shall give any Suspension Notice, the time period regarding the effectiveness of registration statements set forth in Sections 2.5(b) and 2.5(c) hereof shall be extended by the number of days during the period from and including the date of the giving of the Suspension Notice to and including the date when each seller of Registrable Shares covered by such registration statement shall have received the copies of the supplemented or amended prospectus or the Advice (such period, a “Suspension Period”).  The Company shall use its commercially reasonable efforts and take such actions as are reasonably necessary to render the Advice as promptly as practicable and shall, as promptly as practicable after the expiration of the Suspension Period, (a) provide notice to each Holder that the Suspension Period has expired, (b) terminate any suspension of sales it has put into effect and (c) take such other actions necessary to permit registered sales of Registrable Shares as required or contemplated by this Agreement, including, if necessary, preparing and filing a post-effective amendment or supplement to the registration statement or the prospectus or any document incorporated therein by reference, or filing any required document so that, as thereafter delivered to purchasers of the Registrable Shares included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  Notwithstanding anything herein to the contrary, the Company shall not be entitled to more than two (2) Suspension Periods during any consecutive twelve (12)-month period, which Suspension Periods shall have durations of not more than ninety (90) days in the aggregate; provided that a Suspension Period shall automatically expire upon the public disclosure of the information to which the Material Disclosure Event relates.

Section 2.7            Registration Expenses

Except as otherwise provided in this Agreement, the Company shall pay all reasonable, out-of-pocket fees and expenses incident to any Demand Registration or Piggyback Registration, including all expenses incident to the Company’s performance of or compliance with this Article 2, all registration and filing fees, all internal fees and expenses of the Company, all fees and expenses associated with filings required to be made with any applicable Governmental Authority, as may be required by the rules and regulations of such Governmental Authority, fees and expenses of compliance with securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the Registrable Shares), printing expenses (including expenses of printing certificates for the Registrable Shares in a form eligible for deposit with Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by a Holder of Registrable Shares), messenger, duplicating, distribution and delivery expenses, the expense of any annual audit or quarterly review, the expense of any liability insurance, the fees and expenses incurred in connection with any listing or quotation of the Registrable Shares, fees and expenses of counsel for the Company and fees and expenses of its independent certified public accountants (including the expenses of any special audit or “cold comfort” letters required by or incident to such performance), the fees and expenses of any special experts retained by the Company in connection with such registration and the reasonable fees and expenses of any one (1) counsel for all Holders participating in such registration shall be paid for by the Company, which counsel shall be selected in accordance with Section 2.1(c) or Section 2.2(c), as applicable.  Any underwriting discounts, commissions, fees or stock transfer taxes attributable to the sale of the Registrable Shares shall be borne by the Holders pro rata on the basis of the number of shares so registered whether or not any registration statement becomes effective, and the fees and expenses of any counsel, accountants, or other persons retained or employed by any Holder (other than as set forth in the preceding sentence) shall be borne by such Holder.

Section 2.8            Indemnification

(a)                                 The Company agrees to indemnify and hold harmless, to the fullest extent permitted by applicable law, each Holder of Registrable Shares, its Affiliates, any underwriter for such Holder or Affiliate, and each of their respective employees, advisors, agents, representatives, partners, members, officers and directors and each other Person who controls such seller, its securities or any such participating Person (within the meaning of the Securities Act or the Exchange Act) and any agent or investment advisor thereof (collectively, the “Covered Persons”) against, and reimburse, (i) any and all losses, claims, damages, amounts paid in settlement, liabilities and expenses, joint or several (including reasonable attorneys’ fees and disbursements, other than to the extent limited by Section 2.8(c) and (d)), based upon, arising out of, related to or resulting from (A) any untrue or alleged untrue statement of a material fact contained in any registration statement, any Disclosure Statement, any prospectus, preliminary prospectus or Issuer Free Writing Prospectus included therein or any amendment or supplement thereto, or any document incorporated by reference therein, or (B) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (C) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; (ii) any and all losses, claims, damages, amounts paid in settlement, liabilities and expenses whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement, omission or violation or alleged untrue statement, omission or violation; and (iii) any and all costs and expenses (including reasonable fees and disbursements of counsel) as may be reasonably incurred in investigating, preparing, or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, or such violation of the Securities Act or the Exchange Act, to the extent that any such expense or cost is not paid under clauses (i) or (ii) above; except insofar as any such statements or omissions are caused by or contained in written information furnished to the Company by or on behalf of such Holder or any Covered Person specifically for inclusion in such registration statement, prospectus, preliminary prospectus, any Disclosure Package, Issuer Free Writing Prospectus, amendment or supplement thereto, including any notice and questionnaire.

(b)                                 In connection with any registration statement in which a Holder of Registrable Shares is participating pursuant to this Article 2, each Holder shall furnish to the Company such written information and affidavits regarding such Holder, the Registrable Shares and the intended distribution thereof as shall be reasonably required to effect the registration of such Holder’s Registrable Shares, and, to the fullest extent permitted by applicable law, each such Holder shall indemnify the Company, and its officers and directors and each other Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) and any other Holder selling Registrable Shares in such registration statement, against any and all losses, claims, damages, liabilities and expenses, joint or several (including reasonable attorneys’ fees and disbursements, other than to the extent limited by Section 2.8(c) and (d)), based upon, arising out of, related to or resulting from any untrue or alleged untrue statement of a material fact contained in any registration statement, any prospectus, preliminary prospectus, Disclosure Package or Issuer Free Writing Prospectus included therein or any amendment or supplement thereto, or any document incorporated by reference therein, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is contained in any written information furnished by such Holder specifically stating that it has been provided for inclusion in such registration statement, prospectus, preliminary prospectus, Disclosure Package or Issuer Free Writing Prospectus or amendment or supplement thereto, or document incorporated by reference therein; provided that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Shares, and the liability of each such Holder of Registrable Shares shall be in proportion to, and shall be limited to, the net amount of proceeds received by such Holder from the sale of Registrable Shares pursuant to such registration statement.

(c)                                  Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided that the failure to give such notice shall not limit the rights of such Person or relieve the indemnifying party from any liability that it may have under subsection (a) and (b) above unless and only to the extent that failure to give such notice materially prejudices the indemnifying party; and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and any indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim at the expense of such indemnified person, unless (x) the indemnifying party has agreed to pay such fees or expenses or (y) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person.  If such defense is not assumed by the indemnifying party when permitted hereunder, the indemnified party shall be entitled to assume and control such defense and to settle and agree to pay in full such claim without the consent of the indemnifying party without prejudice to the ability of the indemnified party to enforce its claim for indemnification against the indemnifying party hereunder.

(d)                                 Except as otherwise provided in the preceding paragraph, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent, which consent shall not be unreasonably withheld or delayed.  If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim (i) unless (A) such settlement or compromise contains a full and unconditional release of the indemnified party and (B) such settlement or compromise does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of the indemnified party or (ii) if such settlement or compromise provides for injunctive or other non-monetary relief, in each case, unless the indemnified party otherwise consents in writing.  An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one (1) counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.

(e)                                  Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 2.8(a) or Section 2.8(b) are unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party and the indemnified party from the offering of Registrable Shares (taking into account the portion of the proceeds of the offering realized by each such party), or (ii) if the allocation provided by clause (i) is not permitted by applicable law, or provides a lesser sum to the indemnified party than the amount hereinafter calculated in this clause (ii), in such proportion as is appropriate not only to reflect the relative benefits referred to in clause (i), but also the relative fault of the indemnifying party and the indemnified party, respectively, in connection with the actions or omissions that resulted in the losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.8(e) were determined by pro rata allocation (even if the Holders or any underwriters or all of them were treated as one (1) entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 2.8(e).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include (subject to any limitation set forth thereon) any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 2.8(c) and (d), defending any such action, proceeding or claim.  Notwithstanding the provisions of this Section 2.8(e), no Holder shall be required to contribute an amount greater than the dollar amount by which the net proceeds received by such Holder with respect to the sale of any Registrable Shares exceeds the amount of damages that such Holder has otherwise been required to pay by reason of any and all untrue or alleged untrue statements of material fact or omissions or alleged omissions of material fact made in any registration statement, prospectus or preliminary prospectus or any amendment supplement thereto, or any document incorporated by reference therein, related to such sale of Registrable Shares.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Holders’ obligations in this Section 2.8(e) to contribute shall be several in proportion to the amount of Registrable Shares registered by them and not joint and several.

If indemnification is available under this Section 2.8, the indemnifying parties shall indemnify each indemnified party to the fullest extent provided in Section 2.8(a) and Section 2.8(b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 2.8(e) subject, in the case of the Holders, to the limits set forth in Section 2.8(b).

(f)                                   The indemnification and contribution provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, or controlling Person of such indemnified party and shall survive the transfer of securities and the termination of this Agreement.

(g)                                  As used in this Section 2.8, the terms “officers” and “directors” shall include the direct or indirect partners, members or managers of Holders of Registrable Shares that are partnerships or limited liability companies, as the case may be.

Section 2.9            Transfer of Registration Rights

Provided that the Company is given prompt written notice by the Holder of Registrable Shares of any transfer of Registrable Shares by such Holder of Registrable Shares stating the name and address of the transferee of such Registrable Shares and identifying the securities with respect to which the rights under this Article 2 are being assigned, the rights of such Holder of Registrable Shares under this Article 2 may be transferred in whole or in part at any time to any such transferee, so long as such transfer of securities is in accordance with all applicable state and federal securities laws and regulations, with the Certificate of Incorporation of the Company, with this Agreement and the provisions of any other instruments executed by and among each of the parties hereto, and such transferee agrees in writing to be bound by the terms of this Agreement by executing and delivering a Joinder Agreement in the form of Exhibit A hereto (the “Joinder Agreement”).  The Company shall be responsible for the expenses of registration in accordance with Section 2.7 of any transferee or assignee pursuant to this Section 2.9 to the same extent as the original transferor.

Section 2.10         Rule 144

The Company shall timely file (taking into account all valid extensions) the reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is not required to file such reports, shall, upon the request of the Holders, make publicly available information substantially similar to the type of information that would be required if the Company was subject to rules under the Securities Act and the Exchange Act) and shall take such further action as the Holders may reasonably request, in each case to the extent required from time to time to enable the Holders to sell Common Stock without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

Section 2.11         Applicability of Rights to Holders in the Event of an Acquisition

In the event the Company merges into, consolidates with, sells substantially all of its assets to or otherwise becomes an Affiliate of a Person pursuant to a transaction or series of related transactions in which members of the Holders receive equity securities of such Person (or of any Affiliate of such Person) in exchange for shares of Common Stock held by such Holders, all of the rights of the Holders set forth in this Agreement shall continue in full force and effect and shall apply to the Person the equity securities of which are received by such Holders pursuant to such transaction or series of related transactions.  The Company agrees that the Company shall not enter into any agreement that has the effect set forth in the first clause of the preceding sentence unless such Person agrees to be bound by the foregoing provision.

ARTICLE 3
TERMINATION

Section 3.1            Termination

A particular Registrable Share held by a Holder shall cease to be a Registrable Share: (a) when a registration statement covering such Registrable Share has been declared effective under the Securities Act by the SEC and such Registrable Share has been disposed of pursuant to such effective registration statement, (b) upon the commencement of a period when the entire amount of the Registrable Shares owned by such Holder is available to be sold in a single sale without any restriction pursuant to Rule 144 as determined by the counsel to the Company pursuant to a written opinion letter, addressed to the Company’s transfer agent to such effect, or (c) when such Registrable Share is proposed to be sold or distributed by a Person not entitled to the registration rights granted by this Agreement. In connection with the preceding sentence, such Holder shall no longer be required for purposes of amending this Agreement and shall no longer be deemed a Holder of Registrable Shares for purposes of receiving any required notices hereunder.  This Agreement may be terminated at any time by the written agreement of Holders of at least 90% of all Registrable Shares then outstanding.

ARTICLE 4
MISCELLANEOUS

Section 4.1            Whole Agreement

This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof.

Section 4.2            Successors and Assigns

Except as otherwise provided herein, no party hereto may assign, directly or indirectly, by operation of law or otherwise, any of its respective rights or delegate any of its responsibilities, liabilities or obligations under this Agreement, without the prior written consent of each other party hereto.

Section 4.3            Amendment and Waiver

Except as otherwise provided herein and other than as a result of the execution and delivery of a Joinder Agreement, no amendment, alteration or modification of this Agreement or waiver of any provision of this Agreement shall be effective against the Company or the Holders unless such amendment, alteration, modification or waiver is approved in writing by the Company, Fireman and the Holders of a majority of the Registrable Shares not held by Fireman; provided, however, that no amendment, alteration, modification or waiver of the rights of any Holder who has a right to a Demand Registration may be made without such Holder’s prior written consent if such amendment, alteration, modification or waiver would have an Adverse Effect on such Holder’s rights under this Agreement.  The failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of such provision and shall not affect the right of such party thereafter to enforce each provision of this Agreement in accordance with its terms.

Section 4.4            Severability

If any provision of this Agreement, including any phrase, sentence, clause, Section or subsection, is inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever. If any provision of this Agreement shall be adjudged to be excessively broad as to duration, geographical scope, activity or subject, the parties hereto intend that such provision shall be deemed modified to the minimum degree necessary to make such provision valid and enforceable under applicable law and that such modified provision shall thereafter be enforced to the fullest extent possible.

Section 4.5            Remedies

The Parties agree that money damages or other remedy at law would not be a sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by them and that, in addition to all other remedies available to them, each of them shall be entitled to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief including, without limitation, specific performance without bond or other security being required.

Section 4.6            No Third Party Beneficiaries

Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the Parties (including any permitted transferees that hereafter become Parties in accordance with Section 2.9) to this Agreement, or any of their respective successors and permitted assigns any legal or equitable right, remedy or claim under or in respect of any agreement or provision contained herein.

Section 4.7            Counterparts

This Agreement may be executed in several counterparts (including by facsimile, .pdf or other electronic transmission), each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

Section 4.8            Notices

(a)                                 Any notice or other communication in connection with this Agreement (each, a “Notice”) shall be:

(i)                                     in writing in English; and

(ii)                                  delivered by hand, fax, registered post or by courier using a nationally recognized overnight delivery or courier company.

(b)                                 Notices to the Company shall be sent to at the following address, or such other person or address as the Company may notify to the stockholders from time to time:

Joe’s Jeans, Inc.

2340 South Eastern Avenue

Commerce, CA 90040

Attn:

Fax:

(c)                                  Notices to the Holders shall be sent to such Holders at the addresses set forth on Exhibit B hereto or as provided on any Joinder Signature Page, as applicable, or such other addresses as the applicable Holder may notify the Company in writing from time to time in accordance with this Section 4.8.

(d)                                 A Notice shall be effective upon receipt and shall be deemed to have been received:

(i)                                     at the time of delivery, if delivered by hand, registered post or courier; and

(ii)                                  at the expiration of two (2) hours after completion of the transmission, if sent by electronic transmission;

provided that if a Notice would become effective under the above provisions after 5.30 p.m. on any Business Day, then it shall be deemed instead to become effective at 9.30 a.m. on the next Business Day.  References in this Agreement to time are to local time at the location of the addressee as set out in the Notice.

(e)                                  Subject to the foregoing provisions of this Section 4.8, in proving service of a Notice, it shall be sufficient to prove that the envelope containing such Notice was properly addressed and delivered by hand, registered post, overnight delivery service or courier to the relevant address pursuant to the above provisions or that the electronic transmission report (call back verification) states that the communication was properly sent or an e-mail was timely and properly sent attaching a copy of the subject notice as a .pdf.

Section 4.9            Governing Law and Venue; Waiver of Jury Trial

(a)                                 THIS AGREEMENT AND ALL DISPUTES BETWEEN THE PARTIES UNDER OR RELATING TO THIS AGREEMENT OR THE FACTS AND CIRCUMSTANCES LEADING TO ITS EXECUTION AND DELIVERY, WHETHER IN CONTRACT, TORT OR OTHERWISE, WILL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF THE LAW OF ANY OTHER STATE.

(b)                                 ANY ACTION, SUIT OR PROCEEDING SEEKING TO ENFORCE ANY PROVISION OF, OR BASED ON ANY MATTER ARISING OUT OF OR IN CONNECTION WITH, THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL ONLY BE BROUGHT IN ANY FEDERAL COURT LOCATED IN THE STATE OF DELAWARE OR ANY DELAWARE STATE COURT, AND EACH PARTY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS (AND OF THE APPROPRIATE APPELLATE COURTS THEREFROM) IN ANY SUCH ACTION, SUIT OR PROCEEDING AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF

ANY SUCH, ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT OR THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM; PROVIDED, HOWEVER, THAT ANY ACTION, SUIT OR PROCEEDING, SEEKING TO ENFORCE A FINAL JUDGMENT RENDERED IN SUCH COURT MAY BE BROUGHT IN ANY COURT OF COMPETENT JURISDICTION. PROCESS IN ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE SERVED ON ANY PARTY ANYWHERE IN THE WORLD, WHETHER WITHIN OR WITHOUT THE JURISDICTION OF ANY SUCH COURT. WITHOUT LIMITING THE FOREGOING, SERVICE OF PROCESS ON SUCH PARTY AS PROVIDED IN SECTION 4.8 SHALL BE DEEMED EFFECTIVE SERVICE OF PROCESS ON SUCH PARTY.

(c)                                  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE OUT OF OR RELATING TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY EXPRESSLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION OR DISPUTE DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATING HERETO OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY.  THE SCOPE OF THIS WAIVER IS INTENDED TO ENCOMPASS ANY AND ALL ACTIONS, SUITS AND PROCEEDINGS THAT RELATE TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH PARTY REPRESENTS AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND REPRESENTATIONS IN THIS SECTION 4.9.  IN THE EVENT OF LITIGATION THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

JOE’S JEANS, INC.

By:	\s\ Marc B. Crossman
Name:	Marc B. Crossman
Title:	President & CEO

[Signature Page to Registration Rights Agreement]

Investors:

Fireman Capital CPF Hudson Co-Invest LP

By:	\s\ Dan Fireman
Name:	Dan Fireman
Title:	Managing Partner

\s\ Peter Kim
Peter Kim

\s\ Paul Cardenas
Paul Cardenas

\s\ Barbara Cook
Barbara Cook

\s\ Ben Taverniti
Ben Taverniti

\s\ Chris Lynch
Chris Lynch

\s\ Tony Chu
Tony Chu

\s\ Robert Spellman
Robert Spellman

\s\ Hamilton South
Hamilton South

\s\ Marla Sabo
Marla Sabo

[Signature Page to Registration Rights Agreement]

EXHIBIT A

JOINDER SIGNATURE PAGE

The undersigned hereby (i) joins as a “Holder” in the Registration Rights Agreement, dated as of [•], 2013 (as the same shall be amended from time to time), by and among the parties set forth on the signature page thereto and any other signatories added thereafter (the “Registration Rights Agreement”), (ii) authorizes this signature page to be attached as a counterpart of such Registration Rights Agreement, and (iii) agrees to be bound by, and shall be entitled to the benefits of, such Registration Rights Agreement.

Dated:

Name

Address

Signature

EXHIBIT B

NOTICE ADDRESSES